Exhibit A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

Bellevue Group AG

Date: February 14, 2023	By:	/s/ Michael Hutter
Signatory Authority
	Name:	Michael Hutter
	Title:	Chief Financial Officer

Date: February 14, 2023	By:	/s/ Christoph Eisenring
Signatory Authority
	Name:	Christoph Eisenring
	Title:	Head Legal & Compliance

Bellevue Asset Management AG

Date: February 14, 2023	By:	/s/ Martin Gubler
Signatory Authority
	Name:	Martin Gubler
	Title:	Chief Financial Officer

Date: February 14, 2023	By:	/s/ Christoph Eisenring
Signatory Authority
	Name:	Christoph Eisenring
	Title:	Head Legal & Compliance

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Bellevue Asset Management (UK) Ltd.

Date: February 14, 2023	By:	/s/ Martin Gubler
Signatory Authority
	Name:	Martin Gubler
	Title:	Director

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